801 Pennsylvania
Kansas City, MO 64105
Telephone: 816-871-4100

January 8, 2013

Pamela M. Krill
General Counsel & Chief Legal Officer Madison Investment Holdings, Inc.
550 Science Drive Madison, WI53711

Dear Pam:

In connection with the recently executed Master Custodian Agreement and Sub-Administration Agreement for the Madison mutual funds set forth on Appendix A, we wish to confirm that the following agreements have been superseded and are no longer in effect:

•	Custodian Agreement dated October 28, 1997 between State Street Bank and Trust Company ("State Street") and MEMBERS Mutual Funds, as amended;

•	Investment Accounting Agreement dated October 28, 2000 between State Street and MEMBERS Mutual Funds, as amended;

•	Administration Agreement dated October 30, 2000 between State Street and MEMBERS Mutual Funds, as amended;

•	Mutual Fund Custody Agreement dated April I, 1997 between State Street and Ultra Series Fund, as amended;

•	Investment Accounting Agreement dated October 28, 2000 between State Street and Ultra Series Fund, as amended;

•	Services Agreement dated October I, 2001 between State Street and MEMBERS Capital Advisors, Inc., as amended.

To confirm, please sign the enclosed copy of this letter and return it to me. Please do not hesitate to contact me at 816-871-9426 if you have any questions regarding this matter.

Sincerely,

/s/ Bob Triano
Bob Triano

Acknowledged and agreed:

/s/ Pamela M. Krill
Pamela M. Krill
General Counsel & Chief Legal Officer
Madison Investment Holdings, LLC

Appendix A

Fund	Portfolio Name	Share Class	Effective Date
MEMBERS Mutual Funds[1]	Conservative Allocation Fund	A, B, C	11/1/2012
	Moderate Allocation Fund	A,B,C	11/1/2012
	Aggressive Allocation Fund	A,B,C	11/1/2012
	Cash Reserves Fund	A,B	11/1/2012
	Bond Fund[2]	A,B,Y,R6	11/1/2012[3]
	High Income Fund	A,B,Y	11/1/2012
	Diversified Income Fund	A,B,C	11/1/2012
	Equity Income Fund	A,C,Y,R6	11/1/2012
	Large Cap Value Fund	A,B,Y	11/1/2012
	Large Cap Growth Fund	A,B,Y	11/1/2012
	Mid Cap Fund	A,B,Y,R6	11/1/2012[4]
	Small Cap Fund	A,B,Y	11/1/2012
	International Stock Fund	A,B,Y	11/1/2012
	Government Fund[5]	Y	3/1/2013
	Institutional Bond Fund[6]	Y	3/1/2013
	Investment Grade Corp. Bond Fund[7]	Y	3/1/2013
	Investors Fund	Y	3/1/2013
	NorthRoad International Fund	Y, R6	3/1/2013
	Dividend Income Fund	Y	3/1/2013
	Disciplined Equity Fund	Y, R6	3/1/2013
	Virginia Tax-Free Fund[8]	Y	3/1/2013
	Tax-Free National Fund	Y	3/1/2013
Ultra Series Fund	Conservative Allocation Fund	I, II	11/1/2012
	Moderate Allocation Fund	I, II	11/1/2012
	Aggressive Allocation Fund	I, II	11/1/2012
	Money Market Fund	I, II	11/1/2012
	Bond Fund[9]	I, II	11/1/2012
	High Income Fund	I, II	11/1/2012
	Diversified Income Fund	I, II	11/1/2012
	Large Cap Value Fund	I, II	11/1/2012
	Large Cap Growth Fund	I, II	11/1/2012

1 To be renamed Madison Funds in February 2013.
2 To be renamed Core Bond Fund on 2-28-13.
3 Class R6 will not be serviced until 3-1-13.
4 Class R6 will not be serviced until 3-1-13.
5 To be renamed Government Bond Fund on 4-19-13.
6 To be renamed High Quality Bond Fund on4-19-13.
7 To be renamed Corporate Bond Fund on 4-19-13.
8 To be renamed Tax-Free Virginia Fund on 4-19-13.
9 To be renamed the Core Bond Fund on 5-1-13.

Fund	Portfolio Name	Share Class	Effective Date
	Mid Cap Fund	I, II	11/1/2012
	Small Cap Fund	I, II	11/1/2012
	International Stock Fund	I, II	11/1/2012
	Target Retirement 2020 Fund	I	11/1/2012
	Target Retirement 2030 Fund	I	11/1/2012
	Target Retirement 2040 Fund	I	11/1/2012
	Target Retirement 2050 Fund	I	11/1/2012

Madison Strategic Sector Premium Fund	None	None	1/1/2013

Madison Covered Call & Equity Strategy Fund	None	None	1/1/2013